EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 185 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Special Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2019

Schedule A

Eaton Vance Special Investment Trust

Report Date	Fund Name

December 20, 2018	Eaton Vance Multisector Income Fund
December 21, 2018	Eaton Vance Short Duration Inflation-Protected Income Fund